Exhibit 23.3

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Health and Retirement Properties Trust to register no more than 5,134,636 additional shares pursuant to Rule 462(b) under the Securities Act of our report dated February 9, 1998, with respect to the consolidated financial statements of Health and Retirement Properties Trust incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein and our report dated March 26, 1998 with respect to the statement of revenues and certain expenses of an office building owned by MSA 1600 Associates, L.P. for the year ended December 31, 1997, included in the Current Report on Form 8-K of Health and Retirement Properties Trust dated March 30, 1998, both filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
May 8, 1998